Exhibit 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	Gary Cavano
	216.689.0520		216.689.0517

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom:	www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2004 EARNINGS

•	EPS of $0.61 for the third quarter

•	Commercial loan balances up an annualized 14% from the previous quarter

•	Continued improvement in asset quality

•	Core deposits up an annualized 6% from the previous quarter

CLEVELAND, October 14, 2004 – KeyCorp (NYSE: KEY) today announced third quarter net income of $252 million, or $0.61 per diluted common share, compared with $227 million, or $0.53 per share, for the third quarter of 2003. For the second quarter of 2004, net income was $239 million, or $0.58 per diluted common share.

     “Key reported solid third quarter results with a modest increase in revenue and continued improvement in asset quality,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Contributing to positive momentum was an increase in the net interest margin and stronger loan growth. We continue to be encouraged by the increase in commercial loan balances, which were up an annualized 14% from the prior quarter. The growth in commercial loans was geographically broad-based and spread among a number of industry sectors.

     “Asset quality also continued to improve as nonperforming loans declined for the eighth consecutive quarter and net loan charge-offs as a percentage of average loans fell to their lowest level since the second quarter of 2000.”

     Key expects earnings to be in the range of $0.60 to $0.63 per share for the fourth quarter of 2004.

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income rose to $680 million for the third quarter of 2004 from $658 million in the previous quarter. Key’s net interest margin improved 4 basis points to 3.61%, while average earning assets grew by $1.4 billion, due primarily to an increase in the commercial loan portfolio. Compared with the third quarter of 2003, taxable-equivalent net interest income decreased by $10 million, as the negative effect of a lower net interest margin more than offset the effect of a 2% increase in average earning assets.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

     Key’s noninterest income was $436 million for the third quarter of 2004, compared with $446 million for the second quarter. The decrease reflected a $17 million decline in income from investment banking and capital markets activities, due primarily to a reduction in net gains from principal investing and lower income from trading activities. Income from trust and investment services was down $6 million, due to a slowdown in brokerage activities, and net gains from the sales of securities decreased by $7 million. These reductions were substantially offset by a $20 million increase in net gains from loan securitizations and sales, including a $13 million gain from the annual securitization and sale of education loans in the third quarter of 2004. Compared with the year-ago quarter, noninterest income decreased by $27 million, due largely to declines of $18 million in net gains from loan securitizations and sales, and $9 million in service charges on deposit accounts. These reductions were partially offset by net gains of $4 million on the residual values of leased vehicles and equipment in the third quarter of 2004, compared with net losses of $9 million for the same period last year.

     Noninterest expense of $690 million for the third quarter of 2004 was up from $679 million in the prior quarter. Personnel expense rose by $23 million, due to increases in incentive compensation accruals, the cost of employee benefits and costs stemming from stock-based compensation. Nonpersonnel expense decreased by $12 million, reflecting lower costs associated with marketing, real estate acquired through foreclosures, and occupancy. Compared with the third quarter of 2003, noninterest expense decreased by $9 million as reductions in a variety of expense components more than offset higher costs for personnel and computer processing.

ASSET QUALITY

     Key’s provision for loan losses was $51 million for the third quarter of 2004, down from $74 million for the second quarter of 2004 and $123 million for the year-ago quarter.

     Net loan charge-offs for the quarter totaled $76 million, or 0.47% of average loans, compared with $104 million, or 0.67%, for the previous quarter and $123 million, or 0.77%, for the same period last year. Net loan charge-offs as a percentage of average loans were at their lowest level since the second quarter of 2000.

     During the third quarter of 2004, Key’s nonperforming loans decreased by $64 million to $390 million, due primarily to reductions in the middle market, small business and media portfolios. Nonperforming loans represented 0.60% of loans outstanding at September 30, 2004, down from 0.71% at June 30, 2004, and 1.27% at September 30, 2003.

     Key’s allowance for loan losses stood at $1.251 billion, or 1.93% of loans outstanding at September 30, 2004, compared with $1.276 billion, or 1.99% at June 30, 2004, and $1.405 billion, or 2.24% at September 30, 2003. At September 30, 2004, the allowance for loan losses represented 321% of nonperforming loans, compared with 281% at June 30, 2004, and 177% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2004. Key’s tangible equity to tangible assets ratio was 6.57% at quarter end, compared with 6.64% at June 30, 2004, and 6.94% at September 30, 2003.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

     Key’s strong capital position provides the Company with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the third quarter of 2004, Key repurchased 2,500,000 of its common shares. At September 30, 2004, there were 29,461,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	3Q04	2Q04	1Q04	4Q03	3Q03
Shares outstanding at beginning of period	407,243	412,153	416,494	419,266	421,074
Issuance of shares under employee benefit and dividend reinvestment plans	980	1,128	3,659	1,228	692
Repurchase of common shares	(2,500)	(6,038)	(8,000)	(4,000)	(2,500)

Shares outstanding at end of period	405,723	407,243	412,153	416,494	419,266

LINE OF BUSINESS RESULTS

     The following table summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 3Q04 vs.
dollars in millions	3Q04	2Q04	3Q 03	2Q04	3Q03
Revenue (taxable equivalent)
Consumer Banking	$592	$551	$600	7.4%	(1.3)%
Corporate and Investment Banking	365	363	358	.6	2.0
Investment Management Services	193	202	200	(4.5)	(3.5)
Other Segments	(2)	15	16	N/M	N/M

Total segments	1,148	1,131	1,174	1.5	(2.2)
Reconciling Items	(32)	(27)	(21)	(18.5)	(52.4)

Total	$1,116	$1,104	$1,153	1.1	(3.2)

Net income (loss)
Consumer Banking	$118	$100	$110	18.0%	7.3%
Corporate and Investment Banking	112	106	85	5.7	31.8
Investment Management Services	27	23	21	17.4	28.6
Other Segments	3	15	14	(80.0)	(78.6)

Total segments	260	244	230	6.6	13.0
Reconciling Items	(8)	(5)	(3)	(60.0)	(166.7)

Total	$252	$239	$227	5.4	11.0

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Consumer Banking

				Percent change 3Q04 vs.
dollars in millions	3Q04	2Q04	3Q03	2Q04	3Q03
Summary of operations
Net interest income (TE)	$453	$431	$454	5.1%	(.2)%
Noninterest income	139	120	146	15.8	(4.8)

Total revenue (TE)	592	551	600	7.4	(1.3)
Provision for loan losses	51	46	70	10.9	(27.1)
Noninterest expense	352	345	355	2.0	(.8)

Income before income taxes (TE)	189	160	175	18.1	8.0
Allocated income taxes and TE adjustments	71	60	65	18.3	9.2

Net income	$118	$100	$110	18.0	7.3

Percent of consolidated net income	47%	42%	49%	N/A	N/A
Average balances
Loans	$29,331	$29,362	$29,179	(.1)%	.5%
Total assets	31,855	31,975	31,687	(.4)	.5
Deposits	35,574	35,025	35,062	1.6	1.5

TE = Taxable Equivalent, N/A = Not Applicable

Additional Consumer Banking Data

				Percent change 3Q 04 vs.
dollars in millions	3Q 04	2Q 04	3Q 03	2Q 04	3Q 03
Average deposits outstanding
Noninterest-bearing	$5,750	$5,640	$5,746	2.0%	.1%
Money market deposit accounts and other savings	16,973	16,284	15,586	4.2	8.9
Time	12,851	13,101	13,730	(1.9)	(6.4)

Total deposits	$35,574	$35,025	$35,062	1.6	1.5

Home equity loans
Retail Banking and Small Business:
Average balance	$8,810	$8,608	$8,257
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	60	60	58
National Home Equity:
Average balance	$4,502	$4,504	$5,164
Average loan-to-value ratio	71%	72%	74%
Percent first lien positions	76	78	82

Other data
On-line clients / household penetration	938,540/44%	882,088/42%	722,172/37%
KeyCenters	921	902	900
Automated teller machines	2,187	2,166	2,158

     Net income for Consumer Banking was $118 million for the third quarter of 2004, representing an $8 million increase from the year-ago quarter. The increase was attributable to a substantially lower provision for loan losses, offset in part by a decrease in noninterest income.

     The provision for loan losses decreased by $19 million as a result of improved asset quality in Consumer Finance and Small Business lines of business.

     Noninterest income decreased by $7 million, or 5%, from the third quarter of 2003, due largely to an $11 million decline in net gains from loan securitizations and sales in the Consumer Finance line of business and a $6 million decrease in service charges on deposit accounts, primarily in Retail Banking. These reductions were offset partially by a $7 million decrease in net losses incurred on the residual values of leased vehicles.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Corporate and Investment Banking

				Percent change 3Q04 vs.
dollars in millions	3Q04	2Q04	3Q03	2Q04	3Q03
Summary of operations
Net interest income (TE)	$234	$228	$235	2.6%	(.4)%
Noninterest income	131	135	123	(3.0)	6.5

Total revenue (TE)	365	363	358	.6	2.0
Provision for loan losses	(1)	25	48	N/M	N/M
Noninterest expense	187	169	174	10.7	7.5

Income before income taxes (TE)	179	169	136	5.9	31.6
Allocated income taxes and TE adjustments	67	63	51	6.3	31.4

Net income	$112	$106	$85	5.7	31.8

Percent of consolidated net income	44%	44%	37%	N/A	N/A
Average balances
Loans	$29,078	$27,854	$27,901	4.4%	4.2%
Total assets	33,993	32,788	32,157	3.7	5.7
Deposits	5,146	4,958	4,566	3.8	12.7

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

     Net income for Corporate and Investment Banking was $112 million for the third quarter of 2004, up from $85 million for the same period last year. A significant decrease in the provision for loan losses and growth in noninterest income drove the improvement and more than offset an increase in noninterest expense.

     The provision for loan losses decreased by $49 million, reflecting improved asset quality in the Corporate Banking line of business.

     Noninterest income rose by $8 million, or 7%, due largely to increases of $5 million in both non-yield-related loan fees and income from investment banking and capital markets activities. In addition, Key Equipment Finance recorded net gains of $5 million on the residual values of leased equipment in the third quarter of 2004, compared with a small net loss in the year-ago quarter. These favorable results were offset in part by a decrease in net gains from loan sales.

     Noninterest expense increased by $13 million, or 7%, due primarily to an $8 million increase in personnel expense.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Investment Management Services

				Percent change 3Q04 vs.
dollars in millions	3Q04	2Q04	3Q03	2Q04	3Q03
Summary of operations
Net interest income (TE)	$60	$59	$60	1.7%	—%
Noninterest income	133	143	140	(7.0)	(5.0)

Total revenue (TE)	193	202	200	(4.5)	(3.5)
Provision for loan losses	1	3	5	(66.7)	(80.0)
Noninterest expense	149	162	162	(8.0)	(8.0)

Income before income taxes (TE)	43	37	33	16.2	30.3
Allocated income taxes and TE adjustments	16	14	12	14.3	33.3

Net income	$27	$23	$21	17.4	28.6

Percent of consolidated net income	11%	10%	9%	N/A	N/A
Average balances
Loans	$5,275	$5,226	$5,100	.9%	3.4%
Total assets	6,614	6,567	6,228	.7	6.2
Deposits	7,114	7,188	6,382	(1.0)	11.5

TE = Taxable Equivalent, N/A = Not Applicable

Additional Investment Management Services Data

dollars in billions	3Q04	2Q04	3Q03
Assets under management	$70.9	$69.7	$65.0
Nonmanaged and brokerage assets	67.6	68.1	63.4

     Net income for Investment Management Services was $27 million for the third quarter of 2004, up from $21 million for the third quarter of last year. The positive effects of a decrease in noninterest expense and a reduction in the provision for loan losses more than offset a decline in noninterest income.

     Noninterest expense declined by $13 million, or 8%, due to a variety of factors, including decreases in computer processing costs and indirect charges.

     The provision for loan losses decreased by $4 million, reflecting improved asset quality in the McDonald Financial Group.

     Noninterest income decreased by $7 million, or 5%, due largely to a $4 million decline in brokerage commissions and lower income from the sales of annuities.

Other Segments

     Other segments consist primarily of Treasury and principal investing. These segments generated net income of $3 million for the third quarter of 2004, compared with $14 million for the same period last year. Declines in net gains from principal investing and the sales of securities, lower income from corporate-owned life insurance and additional revenue recorded in the third quarter of 2003 in connection with the demutualization of an insurance company in which Key was a policy holder contributed to the decrease.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Line of Business Descriptions

Consumer Banking
Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans from private schools to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking
Corporate Banking provides an array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include financing, treasury management, investment banking, derivatives and foreign exchange, equity and debt trading, and syndicated finance.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services
Investment Management Services includes Victory Capital Management and McDonald Financial Group.

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $88 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 921 KeyCenters and offices; a network of 2,187 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Thursday, October 14, 2004. A tape of the call will be available through October 21.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to improve, which could materially impact credit quality trends and the ability to generate loans; declines or disruptions in the stock or bond markets; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	9-30-04	6-30-04	9-30-03
Summary of operations
Net interest income (TE)	$680	$658	$690
Noninterest income	436	446	463

Total revenue (TE)	1,116	1,104	1,153
Provision for loan losses	51	74	123
Noninterest expense	690	679	699
Net income	252	239	227
Per common share
Net income	$.62	$.58	$.54
Net income — assuming dilution	.61	.58	.53
Cash dividends paid	.31	.31	.305
Book value at period end	17.12	16.77	16.64
Market price at period end	31.60	29.89	25.57
Performance ratios
Return on average total assets	1.16%	1.13%	1.06%
Return on average equity	14.62	13.97	13.06
Net interest margin (TE)	3.61	3.57	3.73
Capital ratios at period end
Equity to assets	7.85%	7.92%	8.26%
Tangible equity to tangible assets	6.57	6.64	6.94
Tier 1 risk-based capital [a]	7.74	7.93	8.23
Total risk-based capital [a]	11.66	12.07	12.48
Leverage [a]	8.27	8.34	8.37
Asset quality
Net loan charge-offs	$76	$104	$123
Net loan charge-offs to average loans	.47%	.67%	.77%
Allowance for loan losses	$1,251	$1,276	$1,405
Allowance for loan losses to period-end loans	1.93%	1.99%	2.24%
Allowance for loan losses to nonperforming loans	320.77	281.06	176.73
Nonperforming loans at period end	$390	$454	$795
Nonperforming assets at period end	460	540	862
Nonperforming loans to period-end loans	.60%	.71%	1.27%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.71	.84	1.37
Other data
Average full-time equivalent employees	19,635	19,514	20,059
KeyCenters	921	902	900
Taxable-equivalent adjustment	$22	$22	$13

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Nine months ended
	9-30-04	9-30-03
Summary of operations
Net interest income (TE)	$2,023	$2,103
Noninterest income	1,313	1,294

Total revenue (TE)	3,336	3,397
Provision for loan losses	206	378
Noninterest expense	2,028	2,044
Net income	741	669
Per common share
Net income	$1.80	$1.58
Net income — assuming dilution	1.78	1.57
Cash dividends paid	.93	.915
Performance ratios
Return on average total assets	1.16%	1.06%
Return on average equity	14.36	12.98
Net interest margin (TE)	3.64	3.81
Asset quality
Net loan charge-offs	$291	$425
Net loan charge-offs to average loans	.61%	.90%
Other data
Average full-time equivalent employees	19,577	20,174
Taxable-equivalent adjustment	$68	$49

(a) 9-30-04 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Consolidated Balance Sheets
(dollars in millions)

	9-30-04	6-30-04	9-30-03
Assets
Loans	$64,981	$64,016	$62,723
Investment securities	78	81	106
Securities available for sale	7,182	7,023	7,550
Short-term investments	2,753	2,639	1,776
Other investments	1,341	1,231	1,103

Total earning assets	76,335	74,990	73,258
Allowance for loan losses	(1,251)	(1,276)	(1,405)
Cash and due from banks	2,984	2,313	2,398
Premises and equipment	599	600	614
Goodwill	1,179	1,150	1,154
Other intangible assets	32	31	41
Corporate-owned life insurance	2,574	2,550	2,483
Accrued income and other assets	6,003	5,863	5,917

Total assets	$88,455	$86,221	$84,460

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$21,165	$19,956	$18,389
Savings deposits	1,976	2,014	2,079
Certificates of deposit ($100,000 or more)	4,715	4,630	4,887
Other time deposits	10,212	10,342	11,034

Total interest-bearing	38,068	36,942	36,389
Noninterest-bearing	12,008	10,940	10,947
Deposits in foreign office — interest-bearing	5,767	4,541	1,403

Total deposits	55,843	52,423	48,739
Federal funds purchased and securities sold under repurchase agreements	3,322	3,794	4,804
Bank notes and other short-term borrowings	2,853	2,598	2,707
Accrued expense and other liabilities	6,047	5,969	5,891
Long-term debt	13,444	14,608	15,342

Total liabilities	81,509	79,392	77,483
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,477	1,469	1,454
Retained earnings	7,197	7,072	6,732
Treasury stock	(2,172)	(2,121)	(1,718)
Accumulated other comprehensive income (loss)	(48)	(83)	17

Total shareholders’ equity	6,946	6,829	6,977

Total liabilities and shareholders’ equity	$88,455	$86,221	$84,460

Common shares outstanding (000)	405,723	407,243	419,266

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Interest income
Loans	$847	$816	$880	$2,496	$2,694
Taxable investment securities	1	—	—	1	—
Tax-exempt investment securities	1	1	2	3	5
Securities available for sale	84	78	77	250	274
Short-term investments	9	9	6	27	22
Other investments	10	8	6	26	19

Total interest income	952	912	971	2,803	3,014
Interest expense
Deposits	171	161	168	493	539
Federal funds purchased and securities sold under repurchase agreements	17	10	12	37	41
Bank notes and other short-term borrowings	8	9	13	29	46
Long-term debt, including capital securities	98	96	101	289	334

Total interest expense	294	276	294	848	960

Net interest income	658	636	677	1,955	2,054
Provision for loan losses	51	74	123	206	378

	607	562	554	1,749	1,676
Noninterest income
Trust and investment services income	135	141	138	421	399
Service charges on deposit accounts	84	86	93	254	276
Investment banking and capital markets income	52	69	53	163	142
Letter of credit and loan fees	42	40	37	119	99
Corporate-owned life insurance income	25	25	27	77	81
Net gains from loan securitizations and sales	21	1	39	47	68
Electronic banking fees	22	22	20	62	61
Net securities gains	—	7	2	7	9
Other income	55	55	54	163	159

Total noninterest income	436	446	463	1,313	1,294
Noninterest expense
Personnel	394	371	380	1,138	1,114
Net occupancy	57	61	56	176	171
Computer processing	49	48	43	141	131
Equipment	28	30	35	89	101
Marketing	26	30	30	79	88
Professional fees	27	29	30	81	87
Other expense	109	110	125	324	352

Total noninterest expense	690	679	699	2,028	2,044

Income before income taxes	353	329	318	1,034	926
Income taxes	101	90	91	293	257

Net income	$252	$239	$227	$741	$669

Net income per common share	$.62	$.58	$.54	$1.80	$1.58
Net income per common share — assuming dilution	.61	.58	.53	1.78	1.57
Weighted-average common shares outstanding (000)	407,187	410,292	421,971	411,371	423,697
Weighted-average common shares and potential common shares outstanding (000)	411,575	414,908	425,669	416,002	426,968

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Third Quarter 2004			Second Quarter 2004			Third Quarter 2003
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans:[a,b]
Commercial, financial and agricultural	$18,088	$198	4.34%	$17,392	$189	4.36%	$17,188	$202	4.65%
Real estate — commercial mortgage	6,448	81	4.99	6,071	74	4.94	5,859	77	5.21
Real estate — construction	4,825	62	5.15	4,716	56	4.79	5,196	66	5.05
Commercial lease financing	8,808	126	5.72	8,729	127	5.83	7,995	118	5.91

Total commercial loans	38,169	467	4.87	36,908	446	4.86	36,238	463	5.07
Real estate — residential	1,511	21	5.79	1,568	24	6.09	1,707	28	6.43
Home equity	14,844	212	5.67	14,631	201	5.53	14,862	218	5.80
Consumer — direct	2,059	38	7.35	2,058	38	7.41	2,162	39	7.19
Consumer — indirect lease financing	144	4	10.07	199	5	9.74	460	11	9.60
Consumer — indirect other	5,153	97	7.56	5,137	95	7.39	5,123	105	8.23

Total consumer loans	23,711	372	6.26	23,593	363	6.17	24,314	401	6.55
Loans held for sale	2,476	30	4.74	2,602	28	4.28	2,526	29	4.53

Total loans	64,356	869	5.38	63,103	837	5.33	63,078	893	5.62
Taxable investment securities	14	1	4.22	16	—	4.20	14	—	4.46
Tax-exempt investment securities[a]	65	1	9.64	74	2	9.73	91	2	9.76

Total investment securities	79	2	8.65	90	2	8.72	105	2	9.07
Securities available for sale[a,c]	6,982	84	4.88	7,130	78	4.37	7,877	77	3.91
Short-term investments	2,527	9	1.50	2,384	9	1.44	1,531	6	1.70
Other investments[c]	1,328	10	2.98	1,167	8	2.79	1,032	6	2.68

Total earning assets	75,272	974	5.16	73,874	934	5.07	73,623	984	5.32
Allowance for loan losses	(1,270)			(1,237)			(1,396)
Accrued income and other assets	12,522			12,678			12,495

Total assets	$86,524			$85,315			$84,722

Liabilities
NOW and money market deposit accounts	$20,454	39	.77	$19,753	33	.67	$18,381	35	.75
Savings deposits	1,986	2	.22	2,040	1	.23	2,092	2	.48
Certificates of deposit ($100,000 or more)[d]	4,852	44	3.60	4,727	44	3.77	4,898	46	3.78
Other time deposits	10,348	73	2.81	10,591	76	2.87	11,073	81	2.89
Deposits in foreign office	3,593	13	1.47	2,635	7	1.05	1,627	4	1.04

Total interest-bearing deposits	41,233	171	1.65	39,746	161	1.63	38,071	168	1.76
Federal funds purchased and securities sold under repurchase agreements	5,032	17	1.35	4,483	10	.93	5,133	12	.93
Bank notes and other short-term borrowings	2,614	8	1.33	2,512	9	1.43	2,559	13	2.05
Long-term debt[d]	13,415	98	3.01	14,465	96	2.74	15,421	101	2.68

Total interest-bearing liabilities	62,294	294	1.90	61,206	276	1.82	61,184	294	1.93

Noninterest-bearing deposits	11,285			11,010			10,628
Accrued expense and other liabilities	6,090			6,220			6,016

Total liabilities	79,669			78,436			77,828
Shareholders’ equity	6,855			6,879			6,894

Total liabilities and shareholders’ equity	$86,524			$85,315			$84,722

Interest rate spread (TE)			3.26%			3.25%			3.39%

Net interest income (TE) and net interest margin (TE)		680	3.61%		658	3.57%		690	3.73%

TE adjustment[a]		22			22			13

Net interest income, GAAP basis		$658			$636			$677

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = Accounting Principles Generally Accepted in the United States

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Nine months ended September 30, 2004			Nine months ended September 30, 2003
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans:[a,b]
Commercial, financial and agricultural	$17,508	$577	4.40%	$17,267	$626	4.84%
Real estate — commercial mortgage	6,091	227	4.97	5,941	239	5.36
Real estate — construction	4,799	176	4.91	5,401	206	5.12
Commercial lease financing	8,692	380	5.83	7,890	360	6.08

Total commercial loans	37,090	1,360	4.90	36,499	1,431	5.23
Real estate — residential	1,556	70	6.04	1,804	90	6.55
Home equity	14,813	623	5.61	14,436	654	6.06
Consumer — direct	2,067	116	7.48	2,142	119	7.43
Consumer — indirect lease financing	202	15	9.82	610	43	9.47
Consumer — indirect other	5,226	297	7.58	5,015	317	8.46

Total consumer loans	23,864	1,121	6.27	24,007	1,223	6.81
Loans held for sale	2,468	81	4.37	2,479	86	4.64

Total loans	63,422	2,562	5.39	62,985	2,740	5.81
Taxable investment securities	16	1	4.26	7	—	5.08
Tax-exempt investment securities[a]	72	5	9.70	108	8	9.33

Total investment securities	88	6	8.73	115	8	9.07
Securities available for sale[a,c]	7,209	250	4.65	7,997	274	4.59
Short-term investments	2,258	27	1.60	1,581	22	1.88
Other investments[c]	1,203	26	2.86	991	19	2.60

Total earning assets	74,180	2,871	5.17	73,669	3,063	5.55
Allowance for loan losses	(1,295)			(1,414)
Accrued income and other assets	12,573			12,210

Total assets	$85,458			$84,465

Liabilities
NOW and money market deposit accounts	$19,699	101	.69	$17,628	118	.90
Savings deposits	2,026	4	.23	2,073	8	.54
Certificates of deposit ($100,000 or more)[d]	4,821	134	3.72	4,766	141	3.98
Other time deposits	10,631	229	2.88	11,433	255	2.98
Deposits in foreign office	2,801	25	1.21	1,930	17	1.18

Total interest-bearing deposits	39,978	493	1.65	37,830	539	1.91
Federal funds purchased and securities sold under repurchase agreements	4,529	37	1.09	5,004	41	1.10
Bank notes and other short-term borrowings	2,577	29	1.52	2,583	46	2.41
Long-term debt, including capital securities[d]	14,366	289	2.79	16,330	334	2.84

Total interest-bearing liabilities	61,450	848	1.86	61,747	960	2.10
Noninterest-bearing deposits	10,986			10,159
Accrued expense and other liabilities	6,129			5,670

Total liabilities	78,565			77,576
Shareholders’ equity	6,893			6,889

Total liabilities and shareholders’ equity	$85,458			$84,465

Interest rate spread (TE)			3.31%			3.45%

Net interest income (TE) and net interest margin (TE)		2,023	3.64%		2,103	3.81%

TE adjustment[a]		68			49

Net interest income, GAAP basis		$1,955			$2,054

Capital securities	—	—		$838	$36

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = Accounting Principles Generally Accepted in the United States

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Noninterest Income
(in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Trust and investment services income[a]	$135	$141	$138	$421	$399
Service charges on deposit accounts	84	86	93	254	276
Investment banking and capital markets income[a]	52	69	53	163	142
Letter of credit and loan fees	42	40	37	119	99
Corporate-owned life insurance income	25	25	27	77	81
Net gains from loan securitizations and sales	21	1	39	47	68
Electronic banking fees	22	22	20	62	61
Net securities gains	—	7	2	7	9
Other income:
Insurance income	10	13	12	34	38
Loan securitization servicing fees	2	1	2	4	6
Credit card fees	3	3	2	9	8
Miscellaneous income	40	38	38	116	107

Total other income	55	55	54	163	159

Total noninterest income	$436	$446	$463	$1,313	$1,294

(a)	Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Brokerage commissions and fee income	$61	$66	$66	$197	$196
Personal asset management and custody fees	41	42	39	125	111
Institutional asset management and custody fees	9	10	10	28	29
All other fees	24	23	23	71	63

Total trust and investment services income	$135	$141	$138	$421	$399

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Investment banking income	$36	$31	$24	$92	$70
Net gains from principal investing	10	19	16	39	32
Foreign exchange income	7	12	10	31	25
Net gain from sale of other investments	1	—	—	1	—
Dealer trading and derivatives income (loss)	(2)	7	3	—	15

Total investment banking and capital markets income	$52	$69	$53	$163	$142

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Personnel[a]	$394	$371	$380	$1,138	$1,114
Net occupancy	57	61	56	176	171
Computer processing	49	48	43	141	131
Equipment	28	30	35	89	101
Marketing	26	30	30	79	88
Professional fees	27	29	30	81	87
Other expense:
Postage and delivery	13	13	15	39	43
Telecommunications	8	7	8	22	24
Franchise and business taxes	9	9	10	17	35
OREO expense, net	3	7	5	14	10
Miscellaneous expense	76	74	87	232	240

Total other expense	109	110	125	324	352

Total noninterest expense	$690	$679	$699	$2,028	$2,044

Average full-time equivalent employees	19,635	19,514	20,059	19,577	20,174

(a)	Additional detail provided in table below.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Salaries	$213	$210	$215	$632	$647
Incentive compensation	103	92	94	280	244
Employee benefits	63	59	63	193	198
Stock-based compensation	12	8	8	27	15
Severance	3	2	—	6	10

Total personnel expense	$394	$371	$380	$1,138	$1,114

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Loan Composition
(dollars in millions)

				Percent change 9-30-04 vs.
	9-30-04	6-30-04	9-30-03	6-30-04	9-30-03
Commercial, financial and agricultural	$18,118	$17,721	$17,118	2.2%	5.8%
Commercial real estate:
Commercial mortgage	6,710	6,312	5,822	6.3	15.3
Construction	5,120	4,863	5,236	5.3	(2.2)

Total commercial real estate loans	11,830	11,175	11,058	5.9	7.0
Commercial lease financing	8,969	8,792	8,123	2.0	10.4

Total commercial loans	38,917	37,688	36,299	3.3	7.2
Real estate — residential mortgage	1,509	1,542	1,665	(2.1)	(9.4)
Home equity	14,950	14,753	14,879	1.3	.5
Consumer — direct	2,017	2,074	2,154	(2.7)	(6.4)
Consumer — indirect:
Automobile lease financing	120	170	400	(29.4)	(70.0)
Automobile loans	1,862	1,910	2,093	(2.5)	(11.0)
Marine	2,648	2,640	2,489	.3	6.4
Other	620	598	561	3.7	10.5

Total consumer — indirect loans	5,250	5,318	5,543	(1.3)	(5.3)

Total consumer loans	23,726	23,687	24,241	.2	(2.1)
Loans held for sale:
Real estate — commercial mortgage	314	369	210	(14.9)	49.5
Real estate — residential mortgage	24	22	59	9.1	(59.3)
Home equity	21	13	—	61.5	N/M
Education	1,979	2,237	1,914	(11.5)	3.4

Total loans held for sale	2,338	2,641	2,183	(11.5)	7.1

Total loans	$64,981	$64,016	$62,723	1.5	3.6

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Nine months ended
	9-30-04	6-30-04	9-30-03	9-30-04	9-30-03
Average loans outstanding during the period	$64,356	$63,103	$63,078	$63,422	$62,985

Allowance for loan losses at beginning of period	$1,276	$1,306	$1,405	$1,406	$1,452
Loans charged off:
Commercial, financial and agricultural	35	43	61	130	225
Real estate — commercial mortgage	6	10	11	24	36
Real estate — construction	—	5	1	5	5

Total commercial real estate loans	6	15	12	29	41
Commercial lease financing	9	15	14	34	45

Total commercial loans	50	73	87	193	311
Real estate — residential mortgage	6	4	2	12	5
Home equity	9	11	15	37	44
Consumer — direct	9	11	12	32	37
Consumer — indirect lease financing	1	2	3	6	12
Consumer — indirect other	38	47	40	130	119

Total consumer loans	63	75	72	217	217

	113	148	159	410	528
Recoveries:
Commercial, financial and agricultural	10	13	11	36	27
Real estate — commercial mortgage	1	1	2	3	10
Real estate — construction	—	4	—	4	3

Total commercial real estate loans	1	5	2	7	13
Commercial lease financing	3	4	6	10	11

Total commercial loans	14	22	19	53	51
Real estate — residential mortgage	—	1	—	1	1
Home equity	2	1	1	4	4
Consumer — direct	3	2	3	7	7
Consumer — indirect lease financing	1	1	2	3	5
Consumer — indirect other	17	17	11	51	35

Total consumer loans	23	22	17	66	52

	37	44	36	119	103

Net loans charged off	(76)	(104)	(123)	(291)	(425)
Provision for loan losses	51	74	123	206	378
Reclassification of allowance for credit losses on lending-related commitments[a]	—	—	—	(70)	—

Allowance for loan losses at end of period	$1,251	$1,276	$1,405	$1,251	$1,405

Net loan charge-offs to average loans	.47%	.67%	.77%	.61%	.90%
Allowance for loan losses to period-end loans	1.93	1.99	2.24	1.93	2.24
Allowance for loan losses to nonperforming loans	320.77	281.06	176.73	320.77	176.73

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	9-30-04	6-30-04	3-31-04	12-31-03	9-30-03
Commercial, financial and agricultural	$61	$114	$191	$252	$345

Real estate — commercial mortgage	49	61	72	85	89
Real estate — construction	1	1	12	25	38

Total commercial real estate loans	50	62	84	110	127
Commercial lease financing	74	59	84	103	108

Total commercial loans	185	235	359	465	580
Real estate — residential mortgage	36	38	39	39	36
Home equity	149	151	161	153	151
Consumer — direct	4	13	10	14	12
Consumer — indirect lease financing	1	2	2	3	3
Consumer — indirect other	15	15	16	20	13

Total consumer loans	205	219	228	229	215

Total nonperforming loans	390	454	587	694	795

OREO	60	71	76	61	69
Allowance for OREO losses	(5)	(8)	(5)	(4)	(4)

OREO, net of allowance	55	63	71	57	65
Other nonperforming assets	15	23	12	2	2

Total nonperforming assets	$460	$540	$670	$753	$862

Accruing loans past due 90 days or more	$139	$114	$127	$152	$165
Accruing loans past due 30 through 89 days	602	622	559	613	710
Nonperforming loans to period-end loans	.60%	.71%	.94%	1.11%	1.27%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.71	.84	1.07	1.20	1.37

Summary of Changes in Nonperforming Loans
(in millions)

	3Q04	2Q04	1Q04	4Q03	3Q03
Balance at beginning of period	$454	$587	$694	$795	$837
Loans placed on nonaccrual status	94	68	145	111	240
Charge-offs	(76)	(104)	(111)	(123)	(123)
Loans sold	(35)	(33)	(58)	(40)	(73)
Payments	(32)	(62)	(56)	(46)	(73)
Transfers to OREO	—	—	(11)	—	(6)
Loans returned to accrual status	(15)	(2)	(16)	(3)	(7)

Balance at end of period	$390	$454	$587	$694	$795

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 3Q04 vs.
	3Q04	2Q04	1Q04	4Q03	3Q03	2Q04	3Q03
Summary of operations
Total revenue (TE)	$592	$551	$572	$575	$600	7.4%	(1.3)%
Provision for loan losses	51	46	59	68	70	10.9	(27.1)
Noninterest expense	352	345	335	352	355	2.0	(.8)
Net income	118	100	111	97	110	18.0	7.3
Average loans	29,331	29,362	29,736	29,244	29,179	(.1)	.5
Average deposits	35,574	35,025	34,742	35,008	35,062	1.6	1.5
Net loan charge-offs	52	61	71	68	70	(14.8)	(25.7)
Return on average allocated equity	23.25%	19.87%	21.62%	18.71%	21.07%	N/A	N/A
Average full-time equivalent employees	8,227	8,130	8,129	8,129	8,231	1.2	—
Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$321	$312	$312	$324	$330	2.9%	(2.7)%
Provision for loan losses	15	10	15	14	14	50.0	7.1
Noninterest expense	212	208	199	207	211	1.9	.5
Net income	59	58	61	65	66	1.7	(10.6)
Average loans	10,771	10,557	10,369	10,264	10,178	2.0	5.8
Average deposits	30,116	29,796	29,791	29,894	30,051	1.1	.2
Net loan charge-offs	15	10	15	14	14	50.0	7.1
Return on average allocated equity	38.35%	39.07%	41.16%	43.20%	43.86%	N/A	N/A
Average full-time equivalent employees	6,225	6,137	6,092	6,103	6,207	1.4	.3
Small Business
Total revenue (TE)	$97	$95	$92	$98	$97	2.1%	—%
Provision for loan losses	12	12	13	16	17	—	(29.4)
Noninterest expense	55	52	51	52	52	5.8	5.8
Net income	19	19	18	18	18	—	5.6
Average loans	4,420	4,479	4,445	4,452	4,502	(1.3)	(1.8)
Average deposits	5,047	4,865	4,582	4,731	4,618	3.7	9.3
Net loan charge-offs	12	14	14	16	17	(14.3)	(29.4)
Return on average allocated equity	19.68%	20.06%	19.00%	18.69%	18.69%	N/A	N/A
Average full-time equivalent employees	419	416	415	380	382	.7	9.7
Consumer Finance
Total revenue (TE)	$174	$144	$168	$153	$173	20.8%	.6%
Provision for loan losses	24	24	31	38	39	—	(38.5)
Noninterest expense	85	85	85	93	92	—	(7.6)
Net income	40	23	32	14	26	73.9	53.8
Average loans	14,140	14,326	14,922	14,528	14,499	(1.3)	(2.5)
Average deposits	411	364	369	383	393	12.9	4.6
Net loan charge-offs	25	37	42	38	39	(32.4)	(35.9)
Return on average allocated equity	15.56%	8.84%	11.83%	5.15%	9.45%	N/A	N/A
Average full-time equivalent employees	1,583	1,577	1,622	1,646	1,642	.4	(3.6)

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 3Q04 vs.
	3Q04	2Q04	1Q04	4Q03	3Q03	2Q04	3Q03
Summary of operations
Total revenue (TE)	$365	$363	$354	$390	$358	.6%	2.0%
Provision for loan losses	(1)	25	21	49	48	N/M	N/M
Noninterest expense	187	169	164	182	174	10.7	7.5
Net income	112	106	106	100	85	5.7	31.8
Average loans	29,078	27,854	27,221	27,418	27,901	4.4	4.2
Average deposits	5,146	4,958	4,756	4,780	4,566	3.8	12.7
Net loan charge-offs	23	40	39	49	48	(42.5)	(52.1)
Return on average allocated equity	14.87%	14.24%	14.16%	13.09%	11.08%	N/A	N/A
Average full-time equivalent employees	2,487	2,435	2,412	2,429	2,433	2.1	2.2
Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$190	$198	$189	$200	$196	(4.0)%	(3.1)%
Provision for loan losses	(7)	25	14	37	43	N/M	N/M
Noninterest expense	110	102	104	113	108	7.8	1.9
Net income	54	45	44	32	28	20.0	92.9
Average loans	13,106	12,558	12,216	12,369	12,813	4.4	2.3
Average deposits	3,767	3,742	3,615	3,655	3,576	.7	5.3
Net loan charge-offs	13	36	31	37	43	(63.9)	(69.8)
Return on average allocated equity	13.70%	11.38%	11.04%	7.78%	6.62%	N/A	N/A
Average full-time equivalent employees	1,167	1,130	1,131	1,140	1,125	3.3	3.7
KeyBank Real Estate Capital
Total revenue (TE)	$104	$91	$88	$121	$102	14.3%	2.0%
Provision for loan losses	—	(4)	1	4	—	(100.0)	N/M
Noninterest expense	45	42	37	43	41	7.1	9.8
Net income	37	33	31	46	38	12.1	(2.6)
Average loans	8,286	7,752	7,624	8,062	8,260	6.9	.3
Average deposits	1,366	1,202	1,127	1,111	976	13.6	40.0
Net loan charge-offs (recoveries)	3	(1)	2	4	—	(400.0)	N/M
Return on average allocated equity	15.95%	14.67%	13.60%	19.64%	16.79%	N/A	N/A
Average full-time equivalent employees	678	673	668	674	688	.7	(1.5)
Key Equipment Finance
Total revenue (TE)	$71	$74	$77	$69	$60	(4.1)%	18.3%
Provision for loan losses	6	4	5	8	5	50.0	20.0
Noninterest expense	32	25	23	26	25	28.0	28.0
Net income	21	28	31	22	19	(25.0)	10.5
Average loans	7,686	7,544	7,381	6,987	6,828	1.9	12.6
Average deposits	13	14	14	14	14	(7.1)	(7.1)
Net loan charge-offs	7	5	6	8	5	40.0	40.0
Return on average allocated equity	16.51%	22.66%	25.45%	18.53%	16.07%	N/A	N/A
Average full-time equivalent employees	642	632	613	615	620	1.6	3.5

KeyCorp Reports Third Quarter 2004 Earnings
October 14, 2004

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 3Q04 vs.
	3Q04	2Q04	1Q04	4Q03	3Q03	2Q04	3Q03
Summary of operations
Total revenue (TE)	$193	$202	$204	$210	$200	(4.5)%	(3.5)%
Provision for loan losses	1	3	1	6	5	(66.7)	(80.0)
Noninterest expense	149	162	152	160	162	(8.0)	(8.0)
Net income	27	23	32	27	21	17.4	28.6
Average loans	5,275	5,226	5,140	5,151	5,100	.9	3.4
Average deposits	7,114	7,188	6,908	6,779	6,382	(1.0)	11.5
Net loan charge-offs	1	3	1	6	5	(66.7)	(80.0)
Return on average allocated equity	17.58%	15.37%	21.20%	17.45%	13.93%	N/A	N/A
Average full-time equivalent employees	2,620	2,626	2,639	2,715	2,780	(.2)	(5.8)

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful